EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Form S-3 No. 333-114212) of Wells Real Estate Investment Trust, Inc. and in the related Prospectus of our report dated March 9, 2007 (except for Note 15, as to which the date is March 12, 2007), with respect to the consolidated financial statements and schedule of Wells Real Estate Investment Trust, Inc., included in this Annual Report (Form 10-K) for the year ended December 31, 2006.

Atlanta, Georgia

March 23, 2007